EXHIBIT 99.1
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       REDROLLER, INC., THE WORLD'S FIRST INTERNET-BASED SHOPPING SERVICE
                              FOR SHIPPING PACKAGES

                COMPLETES $6 MILLION FINANCING AND BEGINS TRADING

STAMFORD, CONN. - NOVEMBER 14, 2007 - RedRoller Holdings, Inc., (OTC Bulletin
Board: RROL), formerly Aslahan Enterprises Ltd., today announced the closing of a stock-for-stock merger with RedRoller, Inc. The combined company will operate under the name RedRoller Holdings and will assume and execute RedRoller's Internet-based comparison service for shipping packages as its sole business. RedRoller will retain senior management led by William Van Wyck, its founder and CEO. Calibrax Capital Advisors, LLC acted as financial adviser for this transaction.

In contemplation of the merger, RedRoller completed a $6 million private placement of common stock and warrants to a group of institutional and private investors. The company plans to use the funds to strengthen its corporate infrastructure and product offerings. "The successful completion of the merger and financing represents a major milestone for RedRoller, positioning the company for continued growth," said Van Wyck. "The financial resources and corporate visibility provided by today's announcement will enable us to broaden our investor base, recruit additional key team members, accelerate the development of our online products, and bring convenience and savings to businesses which ship packages. We believe there is a substantial world-wide market for RedRoller's system, and we intend to position RedRoller as the undisputed leader in this category." Calico Capital Management acted as RedRoller's financial advisor in connection with the transactions.

RedRoller, Inc. was founded in 2004 by current CEO William Van Wyck to conceive and commercialize a unique, Internet-based comparison service for shipping packages. The RedRoller System was designed to make shipping packages simple and to save users time and money by providing service comparisons that are similar to popular eTravel and eBanking systems such as TravelocityTM, ExpediaTM and LendingTreeTM, where comparisons of available services from multiple vendors are displayed for selection. The Package Delivery Market has been the fastest-growing transportation segment in the U.S. for the past two decades and at $53 billion in 2006 accounted for nearly 10% of the nation's daily freight. With the advent of the Internet, there has been a significant increase in parcels requiring delivery to and from U.S. businesses and homes. According to IDC, Small businesses spent over $24.5 billion shipping parcels in 2004.

ABOUT REDROLLER

RedRoller Holdings, headquartered in Stanford Connecticut, is the operator of an on-demand software platform accessed via the Internet intended to enable customers to compare various carriers' services and select the best available value which meets their shipping needs, thereby saving time and money when shipping packages. The RedRoller System allows users to select a shipping carrier based on the user's required delivery day and time, arrange for package pickup or drop-off, and print authorized bar-coded shipping labels for each listed carrier. After preparing a package with the RedRoller System, a user simply attaches the authorized computerized shipping label to the package to be shipped. If a carrier pick-up was selected, the carrier will pick up the package from the user's location or alternatively, the user drops the package at a local drop-off location for that carrier. The RedRoller System also provides various value-added functions for business users, including insurance options, package tracking and shipping reports. For more information about the company, go to www.redroller.com.

FORWARD-LOOKING STATEMENTS

This press release contains 'forward-looking statements' within the meaning of Section27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although the forward- looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our ability to maintain our website and associated computer systems, our ability generate sufficient market acceptance for our shipping products and services, our inability to generate sufficient operating cash flow, and general economic conditions. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on
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November 13, 2007, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward- looking statements in order to reflect any event or circumstance that may arise after the date of this release.


























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